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Exhibit 9

[John Hancock Mutual Life Insurance Company Letterhead]

                                 August 6, 1999

Board of Directors
John Hancock Mutual Life Insurance Company

                     Re: John Hancock Mutual Life Insurance
                   Company Registration Statement on Form N-4
                   ------------------------------------------

Directors:

     In my capacity as Counsel of John Hancock Mutual Life Insurance Company (the "Company"), I have represented the Company in connection with its development of certain deferred annuities of a type which contemplates both fixed benefits and variable benefits. I have participated in the preparation of the initial Registration Statement on Form N-4 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, which also constitutes Amendment No. 10 to the Registration Statement on Form N-4 under the Investment Company Act of 1940, for the registration of interests in these deferred annuity contracts to be issued by the Company (the "Registration Statement").

     I have reviewed the Articles and Bylaws of the Company and such corporate records and other documents and such laws as I consider necessary and appropriate as a basis for the opinion hereinafter expressed. Based on my review of such documents and laws, I am of the following opinion: the Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts and the interests in the deferred annuity contracts, when issued as contemplated in the Registration Statement, will be legal and binding obligations of the Company in accordance with the terms of the deferred annuity contracts.

     I hereby consent to the filing of my opinion as an exhibit to the Registration Statement. I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    /s/ Ronald J. Bocage, Esq.
                                    -------------------------
                                    Ronald J. Bocage, Esq.
                                    Vice President and Counsel